UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On May 13, 2011, SMF Energy Corporation (the “Company”) issued a press release reporting its operating results for the third quarter ended March 31, 2011.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 2.02 to this Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2011, the Company issued a press release announcing that the Board of Directors of the Company (the “Board”) had increased the authorized size of the Board from seven to eight members and appointed Peter H. Woodward as a director.

Mr. Woodward has served as the General Partner of MHW Capital Management, LLC since he founded MHW in August 2005.  MHW is a significant shareholder of the Company, currently holding approximately 5.36% of the Company's common stock.  Mr. Woodward previously served  as Managing Director of Regan Fund Management, LLC, and has served on the board of directors of Hampshire Group, Limited since 2009.  He previously served on the boards of directors of NewsEdge Corp., Zomax, Inc. and Innodata-Isogen Corp.  Mr. Woodward is a graduate of Colgate University, has a Masters degree from Columbia University and is a Chartered Financial Analyst.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release of SMF Energy Corporation dated May 13, 2011, announcing earnings for the quarter ended March 31, 2011.

99.2	Press release of SMF Energy Corporation dated May 16, 2011, announcing the appointment of Peter H. Woodward as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive
Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release of SMF Energy Corporation dated May 13, 2011, announcing earnings for the quarter ended March 31, 2011

99.2	Press release of SMF Energy Corporation dated May 16, 2011, announcing the appointment of Peter H. Woodward as a director.